EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement Number 333-82599 on Form S-8
(2)   Registration Statement Number 333-92165 on Form S-8
(3)   Registration Statement Number 333-45770 on Form S-8
(4)   Registration Statement Number 333-69548 on Form S-8
(5)   Registration Statement Number 333-135709 on Form S-8
(6)   Registration Statement Number 333-143968 on Form S-8

of our reports dated February 25, 2010, with respect to the consolidated financial statements and schedule of CoStar Group, Inc., and the effectiveness of internal control over financial reporting of CoStar Group, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

McLean, Virginia
February 25, 2010